Exhibit 99.2

EXTREME NETWORKS, INC.

THE ACQUIRED SWITCHING, ROUTING, AND ANALYTICS BUSINESS

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

AS OF OCTOBER 27, 2017

EXTREME NETWORKS, INC.

THE ACQUIRED SWITCHING, ROUTING, AND ANALYTICS BUSINESS

Index to statement of assets acquired and liabilities assumed

Independent Auditors’ Report………………………………………………..………..……………. 3

Statement of Assets Acquired and Liabilities Assumed……………………………………………..4

Notes to Statement of Assets Acquired and Liabilities Assumed…………………………………...5

Independent Auditors’ Report

The Board of Directors
Extreme Networks, Inc.

We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed of the Acquired Switching, Routing and Analytics business as of October 27, 2017 and the related notes (the Statement of Assets Acquired and Liabilities Assumed).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the Statement of Assets Acquired and Liabilities Assumed in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Statement of Assets Acquired and Liabilities Assumed that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement of Assets Acquired and Liabilities Assumed based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Assets Acquired and Liabilities Assumed are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Assets Acquired and Liabilities Assumed. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statement of Assets Acquired and Liabilities Assumed, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement of Assets Acquired and Liabilities Assumed in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Assets Acquired and Liabilities Assumed.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Assets Acquired and Liabilities Assumed referred to above present fairly, in all material respects, the net assets acquired and liabilities assumed of SRA as of October 27, 2017 in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 of the Statement of Assets Acquired and Liabilities Assumed, which describes that the accompanying Statement of Assets Acquired and Liabilities Assumed were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Extreme Networks, Inc. and are not intended to be a complete presentation of the results of operations for SRA.  Our opinion is not modified with respect to this matter.

/s/ KPMG, LLP

Raleigh, North Carolina
January 12, 2018

EXTREME NETWORKS, INC.

THE ACQUIRED SWITCHING, ROUTING, AND ANALYTICS BUSINESS

Statement of Assets Acquired and Liabilities Assumed

As of October 27, 2017

(in thousands)

ASSETS ACQUIRED
Current Assets:
Accounts receivable	$33,489
Inventories	19,713
Prepaid expenses and other current assets	988
Total current assets	54,190
Property, plant and equipment	29,200
Intangible assets	28,600
Goodwill	16,763
Other assets	4,734
Total assets acquired	$133,487
LIABILITIES ASSUMED
Current liabilities:
Accounts payable	$13,934
Accrued expenses and other liabilities	1,895
Deferred revenue	22,200
Total current liabilities	38,029
Deferred revenue	11,100
Total liabilities assumed	$49,129
Net assets acquired	$84,358

See accompanying notes to statement of assets acquired and liabilities assumed

EXTREME NETWORKS, INC.

THE ACQUIRED SWITCHING, ROUTING, AND ANALYTICS BUSINESS

Notes to Statement of Assets Acquired and Liabilities Assumed

As of October 27, 2017

1.  Description of Transaction and Basis of Presentation

(a) Description of Transaction

Extreme Networks, Inc., together with its subsidiaries (collectively referred to as “Extreme” or “the Company”) is a leader in providing software-driven networking solutions for enterprise customers.  The Company conducts its sales and marketing activities on a worldwide basis through distributors, resellers and the Company’s field sales organization. Extreme was incorporated in California in 1996 and reincorporated in Delaware in 1999.

On October 3, 2017, the Company entered into an Asset Purchase Agreement (“APA”) with Brocade Communications Systems, Inc. (“Brocade”) to acquire certain net assets (including customer contracts, workforce and product intellectual property) of Brocade’s switching, routing, and analytics (“SRA”) business for a purchase consideration of $84.4 million. The acquisition was consummated on October 27, 2017. The assets acquired, and liabilities assumed and the employees managing and operating SRA represent a business as defined in Accounting Standard Codification (“ASC”) Topic 805, Business Combinations. Hereinafter the assets acquired, and liabilities assumed pursuant to the APA are referred to as the “acquired business”.

(b) Basis of Presentation

The accompanying statement of assets acquired and liabilities assumed was prepared for the purpose of providing information to comply with rules and regulations of the Securities and Exchange Commission (“SEC”) under Rule 3-05 of Regulation S-X for inclusion in an amendment to Form 8-K filed by the Company on October 30, 2017 and an amendment to Form 8-K/A filed by the Company on November 3, 2017, and are not intended to be a complete presentation of the financial statements of the acquired business and are not indicative of the financial position of the acquired business on a standalone basis.

The accompanying statement of assets acquired and liabilities assumed were prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States and were derived from the historical accounting records of Brocade and its subsidiaries that are subject to the APA, and the purchase price allocation of which represents the fair value of asset acquired and liabilities assumed as of the acquisition date. The Company has determined that it is impracticable to prepare full carve out financial statements of the acquired business in accordance with Regulation S-X for the following reasons:

•	The acquired business was not previously managed by Brocade as a standalone business, but instead was a part of a fully integrated company.
•

Audited financial statements of the acquired business have never been prepared because distinct and separate accounts necessary to present complete standalone balance sheets, statements of income, and cash flows were not been maintained.

•

Working capital accounts, including cash, trade receivables, other current assets, fixed assets, accounts payable, and other current liabilities relating to the acquired business were not maintained separately, but were maintained only in aggregate at the Brocade corporate level with similar accounts of other Brocade businesses.

•	Brocade did not maintained separate administrative support functions for the acquired business.
•

Brocade managed cash using a centralized treasury function. Therefore, the acquired business did not have separate cash balances or separate statement of cash flows.  Expenditures for purchases of inventory, payroll, and other operating expenses were funded by Brocade. Similarly, sales and associated accounts receivables and cash collections relating to the acquired business were billed and comingled with other sales made by Brocade, and as a result, are not always separately identifiable.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. In addition, the preparation of statements of invested equity and cash flows was not practicable due to the integration of the acquired business into the total operations of Brocade. Therefore, this statement of assets acquired and liabilities assumed which represents the fair value of asset acquired and liabilities assumed as of the acquisition date was prepared to satisfy the financial statement requirements of Rule 3-05 of Regulation S-X in lieu of full financial statements.  Pursuant to a letter dated May 10, 2017 from the staff of the Division of Corporate Finance (the “Division”) of the SEC, the Division stated that it will not object to the Company’s proposal to provide this statement of assets acquired and liabilities assumed in satisfaction of the requirements of Rule 3-05 of Regulation S-X.

Management believes that the assumptions underlying the allocation methods used in preparation of the abbreviated statement of assets acquired and liabilities assumed are reasonable.

2. Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of the statement of assets acquired and liabilities assumed in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported therein.  Several of these estimates and assumptions relate to matters that are inherently uncertain as they pertain to future events. Actual results may differ from these estimates under different assumptions or conditions.

(b)	Accounts Receivable

Accounts receivable were recorded at fair value on the date of acquisition. The Company subsequently assesses the need for an allowance for doubtful accounts. The acquired business performs on-going credit evaluations of its customers and generally does not require collateral from its customers.

(c)	Inventories

Inventories consisting of raw materials and finished goods, and were recorded at fair value on the date of acquisition. The components of inventory are as follows (in thousands):

Raw material	$15,313
Finished goods	4,400
Total	$19,713

(d)	Property, Plant and Equipment

Property, plant and equipment are recorded at fair value on the date of acquisition. The table below indicates the estimated fair value of the property, plant and equipment acquired and the respective fair values (in thousands, except years):

	Fair Value	Useful life (In years)
Software	$800	2
Manufacturing and laboratory equipment	22,100	2 - 4
Prototypes	6,300	3
Total	$29,200

(e)	Goodwill and Intangible Assets

Goodwill represents excess of purchase price of the acquired business over the acquisition date fair value of the net assets acquired. Acquired intangible assets, which are initially recorded at fair value on the date of acquisition, include developed technology, customer relationships and trade name.  The fair value of intangible assets is based on management’s preliminary valuation as of the acquisition date of October 27, 2017.  Estimated useful lives are based on the time periods during which the intangibles are expected to result in incremental cash flows. The preliminary valuation was done using methodologies and assumptions discussed below:

•

Developed technology: The intangible assets reflect the estimated value of SRA business’ existing technology.  The preliminary fair value of existing technology of $21.8 million was determined using the income approach.  The income approach explicitly recognizes that the fair value of an asset is premised upon the expected receipt of future economic benefits such as earnings and cash inflows based on current sales projections and estimated direct costs for each product.  Indications of value are developed by discounting these benefits to their present worth at a discount rate that reflects the current return requirements of the market participants.  The fair value of existing technology was capitalized as of the acquisition date and subsequently will be amortized over the estimated remaining life of the products ranging from 2 to 5 years.

•

Customer relationships: Customer relationships reflect the estimated value of the existing relationships with SRA business’ current customers.  The preliminary fair value of the customer relationships of $5.4 million was determined using the income approach.  The Company will amortize the customer relationships over an estimated life of 5 years.

•

Trade names:  The intangible assets reflect the estimated value of the use of the trade names under which SRA business sold its networking products.  The preliminary fair value of the trade names of $1.4 million was determined using the relief from royalty approach.  Under the relief from royalty method, the value of the subject assets is estimated by determining the royalties the Company is relieved from paying because the Company owns the assets.  The Company will amortize the trade names using the straight-line method over an estimated life of 4 years.

The table below indicates the preliminary fair value of the intangible assets acquired (in thousands, except years):

	Fair Value	Useful life (In years)
Developed technology	$21,800	2 - 5
Customer relationships	5,400	5
Trade names	1,400	4
Total	$28,600

(f)	Accounts Payable, Accrued Expenses and Other liabilities

Accounts payable, accrued expenses and other liabilities are recorded at fair value on the date of acquisition.  Accrued expenses and other liabilities were comprised of the following (in thousands):

Accrued compensation and benefits	$762
Warranty liability	526
Other accrued liabilities	607
Total	$1,895

(g)	Deferred Revenue

Deferred revenue recorded on the date of acquisition represents the fair value, using the cost build-up approach, of unsatisfied performance obligations on service contracts with customers for which payments were received prior to the date of acquisition.

(h)	Fair Value Measurements

The assets acquired and liabilities assumed of the acquired business have been recorded at fair value in accordance with ASC 820, Fair Value Measurement. ASC 820 defines fair value as the price that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires three levels of hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy level assigned to each asset and liability is based on the assessment of the transparency and reliability of inputs used in the valuation of such items based on the lowest level of input that is significant to fair value measurement. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and lowest priority to unobservable inputs (level 3 measurements).

Assets acquired and liabilities assumed measured and reported at fair value are classified in one of the following categories based on inputs:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not active and financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The fair value of accounts receivable, prepaid expenses, other current assets, other assets, accounts payable and accrued expenses approximated their carrying value at the date of acquisition. Inventories, property, plant and equipment, intangible assets, deferred revenue and contingent consideration were valued using Level 3 inputs.

3. Preliminary Purchase Price Allocation

The statement of assets acquired and liabilities assumed is presented on the basis of the Company’s preliminary purchase price allocation. The Company accounts for business combinations under the acquisition method of accounting, which requires recognition separately from goodwill, the assets acquired and liabilities assumed at their acquisition date fair values. The provisional purchase price has been allocated on a preliminary basis to tangible and intangible assets acquired and liabilities assumed.  The final purchase price allocation is pending the finalization of valuations, which may result in an adjustment to the preliminary purchase price allocation. Also, additional information which existed as of the acquisition date, but was unknown to the Company at that time, may become known to the Company during the remainder of the measurement period (up to one year from the acquisition date), and may result in a change in the purchase price allocation.  While management believes that its preliminary estimates and assumptions underlying the valuations are reasonable, different estimates and assumptions could result in different valuations assigned to the individual assets acquired and liabilities assumed, and the resulting amount of goodwill.

The fair value of estimated consideration transferred to Brocade includes:

•	cash consideration paid on closing,
•	deferred payments of $1.0 million per quarter for the next twenty full fiscal quarters of the Company following the acquisition date discounted to their present value,
•

quarterly earnout payments equal to 50% of the profits of the SRA Business for the five-year period commencing at the end of the first full fiscal quarter of the Company following the acquisition of the SRA Business discounted to their present value,

•	amounts payable due to the excess working capital acquired over the agreed upon target working capital, and,
•	portion of the fair value of replacement stock awards granted to employees assumed from Brocade for which services were provided prior to the acquisition date.

The components of aggregate estimated purchase consideration of $84.4 million are as follows (in thousands):

Estimated purchase consideration	October 27, 2017
Cash paid to sellers at closing	$23,000
Deferred payments	18,430
Earnout	34,100
Working capital adjustment	6,555
Replacement of stock-based awards	2,273
Aggregate estimated purchase consideration	$84,358

The fair value of working capital related items, such as accounts receivables, other current assets, accounts payable and accrued liabilities, approximated their book values at the date of acquisition.  Inventories were valued at fair value using the net realizable value approach.  The fair value of property, plant and equipment was determined using a cost approach. The fair value of the acquired deferred revenue was estimated using the cost build-up approach. The cost build-up approach determines fair value using estimates of the costs required to provide the contracted deliverables plus an assumed profit.  The total costs including the assumed profit were adjusted to present value using a discount rate considered appropriate.  The resulting fair value approximates the amount that the Company would be required to pay a third party to assume the obligation.  Valuations of the intangible assets were valued using income approaches based on projections provided by management, which the Company considers to be Level 3 inputs.  The Company also continues to analyze the tax implications of the acquisition of the intangible assets which may ultimately impact the overall level of goodwill associated with the acquisition.

(4) Subsequent Events

Management has evaluated subsequent events through January 12, 2018, the date the statement of assets acquired and liabilities assumed were available to be issued. No additional subsequent events were identified requiring additional recognition or disclosure in the accompanying statement of assets acquired and liabilities assumed.